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                                POWER OF ATTORNEY


     The undersigned hereby constitutes Mark W. Holland, Sheila M. Barry and Nicholas H. Palmerino, each of them to sign for Paul G. Chenault, in his name and in the capacity indicated below, any and all registration statements of Loomis Sayles Funds, a Massachusetts business trust, under the Securities Act of 1933 or the Investment Act of 1940, and generally to do all things in his name and in his behalf to enable Loomis Sayles Funds to comply with the provisions of the Securities Act of 1933, the Investment Company Act of 1940, and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming his signature as it may be signed by his said attorneys to any and all registration statements and amendments thereto.

     Witness my hand this ____ day of September 2000.

                                                    /s/ Paul G. Chenault
                                                    ----------------------------
                                                    Paul G. Chenault
                                                    Trustee